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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 April 19, 2001


                           NORTEL NETWORKS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                        001-07260              not applicable
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)






8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                   L6T 5P6
-----------------------------------------------------                 ----------
    (address of principal executive offices)                          (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.   OTHER EVENTS

On April 19, 2001, the Registrant released its financial results for the first quarter of 2001.

The Registrant stated that revenues were US$6.18 billion for the first quarter of 2001 compared to US$6.32 billion for the same period in 2000. Including acquisition related costs (in-process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions, and one-time gains and charges, the Registrant recorded a net loss applicable to common shares for the first quarter of 2001 of US$2.58 billion or US$0.82 per share.

The Registrant stated that its revenues in the quarter reflected reduced capital spending by service providers and enterprises resulting from tighter capital markets and a severe slowdown in the U.S. economy. The Registrant believes that the lack of available funding from the capital markets, high debt levels at many service providers and the compounding effect of the U.S. economic downturn and its impact on other regions will continue to constrain capital spending by service providers. The Registrant also believes that it only expects a meaningful rebound in capital spending following a period of industry rationalization and an improved economic environment. Given the uncertainty as to the extent and timing of these events, the Registrant stated that it was not providing specific financial guidance for the next quarter or full year 2001.

The Registrant stated that it now expects an aggregate net reduction, by midyear 2001, of approximately 20,000 from the number of employees at December 31, 2000.

Certain information included herein is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry, the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of the credit risks of our customers; the entrance by the Registrant into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the Registrant having to pay substantial penalties or liquidated damages; and the impact of increased provision of customer financing and commitments by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NORTEL NETWORKS CORPORATION


                                        By: /s/ DEBORAH J. NOBLE
                                            ------------------------------------
                                            Deborah J. Noble
                                            Corporate Secretary


                                        By: /s/ BLAIR F. MORRISON
                                            ------------------------------------
                                            Blair F. Morrison
April 24, 2001                              Assistant Secretary